SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant []
Filed by a Party other than the Registrant [X]
Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [X]  Soliciting Material Under Rule 14a-12

                                ITEX CORPORATION
                (Name of Registrant as Specified In Its Charter)

            LAKEMONT CAPITAL, LTD. ON BEHALF OF THE COMMITTEE FOR THE
                        ADVANCEMENT OF STOCKHOLDER EQUITY
    (Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1)and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:_________________

    (5) Total fee paid:__________________________________________________


[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:__________________________________________

    (2) Form, Schedule or Registration Statement No.:____________________

    (3) Filing Party:____________________________________________________

    (4) Date Filed:______________________________________________________

FOR IMMEDIATE RELEASE                CONTACT: Steven White
Tuesday, December 3, 2002            CASE "Committee for the Advancement of
                                     Stockholder Equity"
                                     (425) 747-6434


                   SHAREHOLDER MOUNTS PROXY BATTLE TO REPLACE
                 OUTSIDE BOARD OF DIRECTORS OF ITEX CORPORATION


     Seattle, Washington, December 3, 2002 -- The Committee for the Advancement of Stockholder Equity ("CASE") announced today its intention to solicit proxies to elect a slate of four nominees: Steven White, Eric Best, John Wade and Alan Zimmelman to the board of directors of ITEX Corporation (OTC Bulletin Board:ITEX) at ITEX's Annual Meeting of Stockholders, scheduled for January 28, 2003, or any and all adjournments, postponements or reschedulings thereof (the "Annual Meeting").

     CASE also announced today that it delivered a letter to ITEX Corporation demanding certain stockholder information as well as items not included in ITEX Corporation's definitive proxy materials filed with the SEC on November 26, 2002, in order to permit CASE to communicate with stockholders of ITEX Corporation on matters relating to the Annual Meeting.

     CASE plans to file a preliminary proxy statement with the Securities and Exchange Commission by December 10 relating to its solicitation of proxies from the stockholders of ITEX Corporation for use at the Annual Meeting. The proxy statement will further describe the identity and background of the nominees and plans to correct what CASE believes to be unwarranted and excessive compensation directly benefiting outside directors of ITEX and to improve ITEX's strategic direction in an effort to increase stockholder value.

     CASE urges all Itex stockholders to read the proxy statement when it is available because it will contain important information. CASE intends to send its proxy to all stockholders by the end of December.

     Information Concerning Participants. Following is a list of the names and stockholdings, of persons who may be deemed to be "participants" in any solicitation that CASE may make in the future with respect to the shares of ITEX
Corporation: Lakemont Capital, Ltd., a Nevada corporation, which provides business advisory services whose principal shareholder is Steven White. The members of CASE are Steven White, Eric Best, John Wade and Alan Zimmelman. Mr. White beneficially owns 250,000 shares of ITEX's outstanding common stock. Messrs. Best, Wade and Zimmelman presently do not individually own any common stock of ITEX Corporation.

     A copy of the demand letter sent by CASE to ITEX Corporation today is contained in the Schedule 14A filed with the Securities and Exchange Commission. Stockholders and investors may obtain a copy of the Schedule 14A, the proxy statement when it is available, and other relevant documents for free on the SEC's web site: http://www.sec.gov or by fax or email by contacting Mr. White at
(425) 747-6434 or steven@morsebest.com.

               Committee for the Advancement of Stockholder Equity
                            C/O LAKEMONT CAPITAL LTD.
                                 3059 LENOIR ST.
                             LAS VEGAS, NEVADA 89135
                            TELEPHONE (425) 747-6434
                               FAX (425) 641-6162


    December 3, 2002
                                         Transmitted by Fax and Federal Express

    Attention: Corporate Secretary
    ITEX Corporation
    3400 Cottage Way
    Sacramento, CA  95825

    Re:  Notice of Election Contest
         Demand for Shareholder List
         Demand for SEC-Mandated Material Disclosure

     Dear Secretary:

            We are in receipt of ITEX Corporation's definitive proxy materials filed with the SEC on November 26, 2002 ("ITEX Proxy Statement"), announcing its annual meeting of stockholders to be held on January 28, 2003 (the "Annual Meeting"). This letter will advise you that the Committee for the Advancement of Stockholder Equity ("CASE"), led by Steven White of Lakemont Capital, Ltd., intends to solicit proxies to elect a slate of four nominees to the board of directors of ITEX Corporation ("ITEX" or the "Corporation") at the Annual Meeting, and at any and all adjournments, postponements, continuations or reschedulings thereof. A Schedule 14A was filed today with the Securities and Exchange Commission ("SEC") by CASE and a press release was issued describing the identity of the participants in this solicitation and their beneficial ownership of the stock of the Corporation. Copies of the Schedule 14A and a press release are enclosed for your information.

            CASE plans to promptly file a preliminary proxy statement with the Securities and Exchange Commission ("SEC") relating to its solicitation of proxies from the stockholders of ITEX Corporation for use at the Annual Meeting.

            In connection with our solicitation, we request the following information:

    1.      Request for Disclosure of Omitted Information

            (a) Item 7(d)(1) of Schedule 14A requires ITEX to "state the number of committee meetings held by each such committee [of the board of directors]." CASE hereby requests that ITEX immediately provide CASE with the number of committee meetings held by each committee of the board of ITEX from April 4, 2001 through December 3, 2002.

            CASE believes that the compensation of directors is a significant issue for stockholders, and a material disclosure item for a corporation with ITEX's cash flow position. We are submitting today for your review as Attachment A a worksheet with our calculation of the total aggregate compensation paid to the board of directors since the current board was elected (April 4, 2001) through the Annual Meeting date of January 28, 2003. We intend to use these figures, as amended, in our proxy materials. In reaching these totals, we have been required to make assumptions about the number of times the committees of the board of ITEX met during fiscal 2002. We will be able to improve our calculation when ITEX releases the SEC-mandated Item 7 information, and the other omitted information discussed below. Based upon our review of ITEX's public SEC filings and the Forms 4 filed by directors of ITEX, we have estimated the total aggregate compensation of the outside board of directors during this period to be as follows:

            Cash and trade dollars:           $399,935
            Grant of common stock:             780,000
            Grant of stock options:            205,000
            Expense reimbursements:              5,000

            We invite ITEX to fully disclose its historical compensation of directors in its proxy materials. We further invite ITEX to review our worksheet and correct our assumptions. We are willing to meet with a representative of ITEX to review these numbers and have a candid exchange of views as to how to enhance shareholder value. Please call the undersigned to schedule an appointment.

            (b) Item 7(d)(3) of Schedule 14A requires disclosure of ITEX's definition of "independence" with respect to ITEX's audit committee members. We do not find this SEC-mandated disclosure in the ITEX Proxy Statement. CASE hereby requests that ITEX immediately provide CASE with the definition of "independence" used by ITEX to determine the eligibility of its audit committee members.

            (c) In the Form 10-KSB of ITEX for the fiscal year ended July 31, 2002, we find in Note 15 that $22,000 in consulting fees was paid by ITEX "to a member of the outside board." For the sake of our worksheet, we have assumed the Chairman received this related-party fee. CASE hereby requests that ITEX immediately identify the board member who received this consulting fee of $22,000.

            Similarly, in the same Note 15 we observe that $60,000 in trade dollars was paid to another outside director during fiscal 2002. CASE hereby requests that ITEX immediately identify the board member who received this consulting fee of $60,000. Further, CASE requests that the material terms of each of these consulting arrangements be identified to CASE.

            CASE understands all the disclosures requested in this subsection to be mandated by Item 402(f) of Regulation SB.

            (d) CASE notes that the disclosures required by Item 10 of Schedule 14A relating to new plan benefits has not been provided by ITEX. Please confirm to CASE whether any of the 850,000 shares reserved under ITEX's 2003 Equity Incentive Plan have been allocated to any of the persons or groups specified in Item 10(a). If the allocation is not determinable, CASE requests that it be furnished the information required by Item 10(a)(3) for the 2002 fiscal year.

            (e) Item 10(c) of Schedule 14A requires certain information regarding arrangements not subject to stockholder approval. Item 201(d) requires disclosure with respect to any individual compensation arrangement under which securities are issued to directors for services. CASE requests that ITEX furnish CASE the Regulation S-B 201(d) information relating to any plan it may have to issue securities to its directors during the 2003 fiscal year. In this regard, CASE notes that during fiscal 2002, 760,000 shares were granted to directors without stockholder approval.

            (f) Item 601(b)(10) of Regulation S-B requires executive employment agreements to be filed as exhibits to Form 10-KSB. CASE notes from ITEX's definitive proxy materials that ITEX has entered into employment agreements with the following executive officers: Lewis Humer, CEO, Daniela Calvitti, CFO, and Melvin Kerr, COO. CASE does not find these employment agreements to have been filed as exhibits to ITEX's Form 10-KSB for fiscal 2002. CASE requests that ITEX immediately furnish CASE copies of these employment agreements and any other employment or consulting agreements with executive officers or directors for its review.

            (g) CASE notes from ITEX's definitive proxy materials that ITEX's fees to its auditors for the annual audit were $55,400, while non audit-related fees totaled $115,963. We find these non-audit fees to be excessively high for a company of this size. In this regard, ITEX's proxy materials state that $69,769 was expended as fees for accounting consultations and SEC registration statements. There were yet other non-audit services totaling $46,195. We respectfully request further clarification. With regard to SEC registration statement fees, CASE does not find mention of the prospect of an equity offering of ITEX's securities in ITEX's Management's Discussion and Analysis disclosure contained in its Form 10-KSB for the fiscal year ended July 31, 2002, and requests confirmation as to whether ITEX is preparing a registration statement at this time.

    2.      Demand for Stockholder Information

             Pursuant to applicable law including, without limitation, Rule 14a-7 of the Securities Exchange Act of 1934 ("Exchange Act"), Section
    78.105 of the General Corporation Law of Nevada and Nevada common law, I, as a holder of record of 250,000 shares of the Corporation's common stock, par value $ .01 per share ("Common Stock"), for at least six months prior to the date hereof, hereby request to receive copies of the following:

    1. A complete record or list of the record holders and beneficial holders of common stock of the Corporation including banks, brokers and similar entities, certified by the Corporation's transfer agent, showing the name and address of each holder, together with email address, if available, and the number of shares of Common Stock of the Corporation registered in the name of each record and beneficial holder as of the most recent date that such list is available to the Corporation. I also demand that a copy of such record or list as of the record date for the Annual Meeting ("Record Date") be delivered to me within five days after the Record Date.

    2. Computer lists (saved on magnetic computer tape, computer discs or CDs) of the record holders and beneficial holders of Common Stock of the Corporation as of the most recent date that such lists are available. I also demand that a copy of these computer lists as of the Record Date be delivered to me within five days after the Record Date. All computer lists produced by the Corporation should show the name and address of each holder, together with email address, if available, and the number of shares of Common Stock of the Corporation held by each holder. In addition to the foregoing, I demand such computer processing data (from which information can be obtained or translated through detection devices into a reasonably usable form) as is necessary to make use of such computer lists, discs or CDs and a printout of the computer lists.

    3. All transfer sheets in the possession of the Corporation or its transfer agent showing changes in the lists of holders of Common Stock of the Corporation referred to above from the date of such lists to the Record Date.

    4. All information in or which comes into the Corporation's possession or control or which can reasonably be obtained from nominees of any central certificate depository system concerning the number and identities of the actual beneficial owners of Common Stock of the Corporation, including a breakdown of any holdings in the name of Cede & Co. or any other clearing agency or other similar nominee, and a list or lists containing the name and address of each participant, together with email address, if available, and the number of shares of Common Stock of the Corporation attributable to such participant, in any employee stock ownership or comparable plan of the Corporation in which the voting of Common Stock of the Corporation is controlled, directly or indirectly, individually or collectively, by the participants in the plan.

    5. As promptly as practicable, any and all omnibus proxies and correspondent participant listings with respect to all nominees and respondent banks which are currently in effect.

    6. All lists, tapes, disks and other data in or which comes into the possession or control of the Corporation or reasonably obtainable or available pursuant to Rules 14b-1 and 14b-2 of the Exchange Act regarding the names and addresses of, together with email address, if available, and number of shares of Common Stock held by, each of the beneficial owners of shares of Common Stock who has not objected to having his name disclosed (the "NOBO list").

    7. A statement pursuant to Rule 14a-7(a)(1)(ii) of the approximate number of record holders and beneficial holders of the Corporation's Common Stock as of the most recent date available and as of the Record Date.

    8. A list pursuant to Rule 14a-7(a)(2)(ii) of the names, addresses and security positions of the record holders, including banks, brokers and similar entities, of the Corporation's Common Stock as of the most recent date available and as of the Record Date which have been or are to be solicited on the Corporation's behalf.

    9. Any "stop transfer" list or stop list relating to the shares of Common Stock.

   10. All additions, changes and corrections to any of the information requested pursuant to paragraphs 1 through 8 above from the date hereof until the undersigned requests termination of the transmission of such materials.

     The purpose of this demand is to permit the undersigned to communicate with other stockholders of the Corporation on matters relating to their interests as stockholders, including but not limited to the composition of the board of directors.

     Please note that you are required under applicable SEC rules to deliver to us the information set forth above within five business days of your receipt of this request, i.e., by Monday December 9, 2002.

     Enclosed as Schedule A is a declaration as required by Rule 14a-7(c)(2). We hereby confirm that we will comply with the requirements of Rule 14a-7(d) to the extent the Corporation provides to us the information set forth in Rule 14a-7 and will reimburse the Corporation its reasonable expenses incurred in connection with the production of the requested materials.

     Please direct any questions regarding the foregoing request to Stephen Tollefsen of Tollefsen Business Law P.C., 2707 Colby Ave., Suite 1116, Everett, Washington 98201; Phone: (425) 353-8883; Fax: (425) 353-9415.

     Please sent the shareholder list information requested above to Steven White, Lakemont Capital, Ltd., 3216 162nd Pl. S.E., Bellevue, WA 98008; Phone
(425) 747-6434; Fax: (425) 641-6162; e-mail steven@morsebest.com

    Sincerely,
    COMMITTEE FOR THE ADVANCEMENT OF STOCKHOLDER EQUITY



    ----------------------------
    By:  Steven White, President
    LAKEMONT CAPITAL, LTD.

                                                                     SCHEDULE A



                           DECLARATION OF STEVEN WHITE


     I, STEVEN WHITE, declare under penalty of perjury, under the laws of the State of Washington, that the following statements are true and correct:


1. I am the President of Lakemont Capital, Ltd. ("Lakemont"), and a member of the Committee for the Advancement of Stockholder Equity ("CASE"). I own 250,000 shares of common stock of ITEX Corporation.

2. Attached hereto as Exhibit A is a true and correct copy of Schedule 14A that Lakemont filed with the Securities and Exchange Commission on December 3, 2002, which sets forth the press release issued on December 3, 2002, the proposal that will be made by CASE at the Annual Meeting of Stockholders of ITEX Corporation, or at any and all adjournments, postponements, continuations or reschedulings thereof, and the identity of the participants in this solicitation and their beneficial ownership of the stock of the Corporation.

3.      As required by SEC Rule 14a-7(c)(2)

         A. I hereby attest that I will not use the security holder list information for any purpose other than to solicit security holders with respect to the same meeting or action by consent or authorization for which ITEX Corporation is soliciting or intends to solicit or to communicate with security holders with respect to its Annual Meeting of Stockholders.

         B. I further attest that I will not disclose such security holder list information to any person other than a beneficial owner for whom the request was made and an employee or agent of Lakemont to the extent necessary to effectuate the communication or solicitation.




         DATED this 3rd day of December, 2002, in Bellevue, Washington.






                          ------------------------
                          Steven White, President

                          Committee for the Advancement of Stockholder Equity

                          Lakemont Capital Ltd